UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2016 (July 19, 2016)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Director Resignation

On and effective as of July 19, 2016, Mr. Scott W. Bernstein resigned from the boards of directors of Affinion Group Holdings, Inc. (“Affinion Holdings”) and Affinion Group, Inc. (“Affinion Group”), and from the audit committee and the compensation committee of the boards of directors of Affinion Holdings and Affinion Group. Mr. Bernstein did not resign as the result of any disagreement with Affinion Holdings or Affinion Group.

(d)

Director Appointment

On and effective as of July 19, 2016, the boards of directors of each of Affinion Holdings and Affinion Group appointed Mr. David L. Resnick to serve as a member of the boards of directors of Affinion Holdings and Affinion Group to fill the vacancy resulting from Mr. Bernstein’s resignation (and in the case of the board of directors of Affinion Holdings, as a Class II director serving until the second annual meeting of stockholders following November 9, 2015). In addition, Mr. Resnick was appointed to serve as a member of the audit committee and the compensation committee of the boards of directors of Affinion Holdings and Affinion Group to fill the vacancy created by the resignation of Mr. Bernstein. Mr. Skip Victor was appointed to serve as the chairperson of the compensation committee of the boards of directors of Affinion Holdings and Affinion Group to fill the position previously held by Mr. Bernstein.

Mr. Resnick is the President and Chief Investment Officer of Third Avenue Management LLC (“Third Avenue Management”). Third Avenue Management is an affiliate of Third Avenue Trust (as defined below) and an affiliate of funds that beneficially own 19.9% of Affinion Holdings’ issued and outstanding Common Stock, par value $0.01 per share (the “Common Stock”). Such beneficial ownership does not reflect ownership of certain derivative securities that are not exercisable until certain regulatory approvals are received.

Mr. Resnick is the nominee of Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund (“Third Avenue Trust”), pursuant to that certain Nominating Agreement, dated as of November 9, 2015 (the “Nominating Agreement”), between Affinion Holdings and Third Avenue Trust, pursuant to which Third Avenue Trust has the right to nominate one director for election to Affinion Holdings’ board of directors. In the event that Third Avenue Trust’s nominee resigns from Affinion Holdings’ board of directors, Third Avenue Trust is entitled to nominate a successor director. Such nomination right does not include any obligation on the part of any other investor to vote for such nominee, nor does it guarantee that such nominee will be successfully elected to serve on Affinion Holdings’ board of directors. The right to nominate a director pursuant to the Nominating Agreement is subject to Third Avenue Trust, together with its affiliates, maintaining beneficial ownership of at least 8% of the Common Stock (including any shares of Common Stock underlying the limited warrant, but excluding (1) any other derivative securities or rights to acquire Common Stock and (2) any Common Stock issued pursuant to an equity incentive plan).

In accordance with the Shareholders Agreement, dated as of November 9, 2015, among Affinion Holdings and the investors party thereto, Mr. Resnick, as a non-employee director, would be entitled to receive cash compensation in an amount equal to $100,000 per year and equity compensation in an amount equal to $70,000 per year. In addition, Mr. Resnick would also be entitled to an additional $30,000 in cash compensation per year for serving on the audit committee of the boards of directors of Affinion Holdings and Affinion Group. However, pursuant to Third Avenue Management policy, Mr. Resnick will not receive these benefits personally, but rather any transferable compensation will be paid to Third Avenue Trust for the benefit of its shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: July 22, 2016	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: July 22, 2016	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

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